Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT AND REPORT ON SCHEDULES

To the Members of

The Old Evangeline Downs, L.C. and The Old Evangeline Down, L.L.C.

Lafayette, Louisiana

We consent to the use in this Registration Statement of The Old Evangeline Downs, L.L.C. on Form S-4 of our report dated January 24, 2003 with respect to The Old Evangeline Downs, L.C. (the “Predecessor Company”), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

We also consent to the use in this Registration Statement of The Old Evangeline Downs, L.L.C. on Form S-4 of our report dated January 24, 2003 (February 26, 2003 as to Notes 8 and 15) with respect to The Old Evangeline Downs, L.L.C. (a wholly-owned subsidiary of OED Acquisition, LLC) (successor), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/S/    DELOITTE & TOUCHE LLP

May 23, 2003